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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Current Report on Form 8-K dated September 19, 1997, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our report dated August 29, 1997 with respect to the audit of the Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the year ended December 31, 1996. We further consent to the incorporation by reference of such report in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 333-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), AIMCO's Registration Statement on Form S-3 (No. 333-20755), AIMCO's Registration Statement on Form S-3 (No. 333-36531), AIMCO's Registration Statement on Form S-3 (No. 333-36537), and AIMCO's Registration Statement on Form S-8 (No. 333-36803), all filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
                                       ---------------------
                                       Ernst & Young LLP

Dallas, Texas
October 3, 1997